EXHIBIT 99.1

400 Centre Street, Newton, MA 02458	tel: (617) 332-3990 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Manager of Investor Relations or
Carlynn Finn, Investor Relations Analyst
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Reports Fourth Quarter and Year End 2007 Results

Westlake, OH (March 31, 2008):  TravelCenters of America LLC (AMEX: TA) today announced financial results for the fourth quarter and year ended December 31, 2007.

TravelCenters of America LLC, or TA, became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro.  Because of the significance of these transactions, our historical financial data may have only limited relevance to investors.  Consequently, in addition to the historical financial data presented in this press release, we are furnishing supplemental data that we believe may help investors understand our business.  Included in this supplemental data is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that we consider to be nonrecurring as a result of the changes that we experienced on January 31 and May 30, 2007, the reorganizations described below or otherwise, or Adjusted EBITDAR.

At December 31, 2007, our business included 236 sites, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

Operating Results

Revenues were $1.8 billion for the three months ended December 31, 2007, and $6.2 billion for the year ended December 31, 2007 (which includes the results of TravelCenters of America, Inc., our predecessor, for the one month ended January 31, 2007) compared with our predecessor’s revenues of $1.1 billion and $4.8 billion, respectively, for the comparable 2006 periods.

For the three and eleven months ended December 31, 2007, we incurred net losses of $68.9 million ($4.86 per share) and $101.3 million ($8.68 per share), respectively. For the year ended December 31, 2007, we and our predecessor combined had a net loss of $123.4 million compared to our predecessor’s net income in 2006 of $31.0 million.

For the three months ended December 31, 2007, we had EBITDAR and Adjusted EBITDAR of $20.3 million and $27.9 million, respectively. EBITDAR and Adjusted EBITDAR decreased by $23.5 million and $14.8 million, respectively, compared to our predecessor’s results for the comparable 2006 periods.

For the year ended December 31, 2007, we and our predecessor combined had EBITDAR and Adjusted EBITDAR of $82.4 million and $173.7 million, respectively. EBITDAR for 2007 declined by $96.7 million as compared to 2006 principally due to costs incurred by our predecessor in January 2007 associated with its merger with us and difficult industry conditions described below.  Adjusted EBITDAR for 2007 decreased by $15.4 million as compared to our predecessor’s results for 2006.

Industry and economic conditions in the fourth quarter of 2007 were difficult.  While diesel fuel prices moderated somewhat and we improved our fuel margins on a cents per gallon basis in the 2007 fourth quarter as compared to the comparable period in 2006, our volume of fuel sold on a same site basis declined because of decreased demand from our customers.

Our operating results for the three months ended December 31, 2007, were adversely affected by slowing economic growth in the United States generally and, in particular, within the trucking industry.  We believe that the weakness of the U.S. economy, the slowing in the housing market and durable goods orders, the decline in imports brought about by the depressed value of U.S. currency and the high cost of crude oil and other factors, have led to reduced demand by shippers for trucks to carry freight and in turn reduced demand by truckers for our products and services.  Total miles driven by trucks were down for the fourth quarter of 2007 as compared to the 2006 fourth quarter.  Many U.S. trucking fleets have reported reduced ability to pass through the increased cost of fuel to their customers.  We believe these factors have focused the attention of our customers on the cost of fuel and further reduced demand for fuel and other products and services we offer. These business conditions had an adverse effect on our financial results for the 2007 fourth quarter, and we expect they may continue to affect us in 2008.

As required by U.S. generally accepted accounting principles, or GAAP, during the fourth quarter of 2007 we reviewed our goodwill and other intangible assets originally recorded upon the date of our spin off from Hospitality Properties Trust, or HPT, and upon our acquisition of Petro to determine whether they were impaired. Due to current industry conditions, we concluded that the carrying amount of our goodwill, or $15.4 million, was impaired and, accordingly, this amount was written off to expense in the fourth quarter of 2007.

In addition to the sales volume declines discussed above, our fourth quarter 2007 results, particularly our operating expenses, were impacted by the staffing reorganization we implemented in September 2007, as previously disclosed.  Retraining and realignment of functions, particularly at site level operating units, increased our labor costs.  Our fourth quarter results were also adversely affected by the cost integration of our Petro Acquisition.  During the first quarter of 2008, we implemented a reduction in our corporate headquarters, regional and site level workforce.  That reduction in staffing involved the lay off of approximately 190 managerial personnel and an adjustment of hourly labor staffing intended to create appropriate staffing for the current difficult business conditions.  We expect to recognize a severance charge of approximately $1.5 million during the 2008 first quarter as a result of this reduction in workforce. Although we believe this staff reorganization, the Petro integration efforts and the current cost control measures we are implementing may improve our financial results beginning in the second quarter of 2008, we can provide no assurance that they will improve our financial results, and such actions may adversely affect our business or may be inadequate to produce improved results especially if the economy generally or trucking industry conditions deteriorate.

During the first quarter of 2008, an arbitration panel issued a decision concerning a contract termination dispute with Simons Petroleum, Inc., or Simons.  We have been ordered to pay Simons $0.9 million and will no longer be required to process fuel sales for Simons at TA locations after November 7, 2008. We believe that our termination of the Simons contract may benefit our future financial results, but we can provide no assurance that it will if customers who now purchase fuel at our sites from Simons cease to buy fuel and other services at our sites.  In connection with the results of the arbitration, we recognized a charge of $0.9 million plus related costs in the fourth quarter of 2007.

Quarterly Business Update

For the three month period ended December 31, 2007, our results showed significant differences as compared to the results of our predecessor for the comparable period of 2006, most of which were due to our acquisition of Petro on May 30, 2007.  The acquisition of Petro accounted for a 43.7% increase in fuel revenue, a 40.0% increase in fuel gross margin, a 38.7% increase in nonfuel revenue, a 35.6% increase in non fuel gross margin, a 36.9% increase in total gross margin and a 41.1% increase in site level operating expenses.

For the three month period ended December 31, 2007, as compared to the same period in 2006, our TA and Petro sites combined experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 10.7% and an increase in margin of $0.004 per gallon, or 5.2%.  Nonfuel revenue and nonfuel margin decreased $3.1 million, or 1.1%, and $2.7 million, or 1.6%, respectively, on a same site basis, while site level operating expenses increased $15.1 million, or 10.7% on a same site basis.

For the three month period ended December 31, 2007, as compared to the same period in 2006, our TA sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 9.7% and an increase in margin of $0.003 per gallon, or 4.8%.  Nonfuel revenue and nonfuel margin decreased $2.5 million, or 1.2%, and $1.1 million, or 0.9%, respectively, on a same site basis, while site level operating expenses increased $15.1 million, or 15.2%, on a same site basis.

For the three month period ended December 31, 2007, as compared to the same period in 2006, our Petro sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 13.1% and an increase in margin of $0.005 per gallon, or 6.4%.  Nonfuel revenue and nonfuel margin decreased $0.6 million, or 0.7%, and $1.5 million, or 3.4%, respectively, on a same site basis, while site level operating expenses increased $0.1 million, or 0.1% on a same site basis.

Selling, general and administrative expenses for the three month period ended December 31, 2007, were $28.7 million, representing an increase from the same period in 2006 of $15.9 million, of which $3.2 million resulted from the Petro acquisition and $0.8 million resulted from separation payments under employment agreements with various former executive officers and retention payments to certain employees who remained in our employ through specified dates.

Accounting Change

As a result of our recent review of our lease accounting practices we have adjusted the way we account for two elements of our leases with respect to our accounting for landlord/tenant allowance; specifically, the commitment of Hospitality Properties Trust, or Hospitality Trust, to fund up to $125 million of capital expenditures to make improvements at properties we lease from Hospitality Trust over a five year period and our accounting for the portion of our rental obligation allocated to interest expense under generally accepted accounting principles and certain other insignificant items.  We expect that the principal impacts of these adjustments in the aggregate will be to increase our total assets and our total liabilities as reported in our financial statements for each of the quarterly periods ended March 31, June 30 and September 30, 2007, by approximately $100 million to $120 million and to increase our shareholder’s equity and to reduce our net losses reported for the eight months ended September 30, 2007, by approximately $8 million to $9 million, versus amounts previously reported. These adjustments do not impact our historical or future cash flows and do not impact the timing or amount of our lease payments, as they represent changes in accounting treatment which do not impact our cash flows. Our consolidated financial statements contained within our Quarterly Reports on Form 10-Q for the interim periods ended March 31, June 30 and September 30, 2007 (including all periods presented therein other than those solely reflecting our predecessor’s results), will be restated for these matters; and the previously filed financial statements should no longer be relied upon.  We are in the process of preparing restated financial statements for the quarterly periods ended March 31, June 30 and September 30, 2007, which will be filed with the SEC on amended Quarterly Reports on Form 10-Q.

Capital Expenditures

For the three months ended December 31, 2007, we invested $80.3 million in capital projects.  Included in this amount are $18.4 million invested in two operating sites we acquired, $17.8 million invested in projects expected to provide incremental revenue and cash flow, and $12.6 million invested in maintenance capital, which we refer to as sustaining capital.  Also included in this amount is $31.5 million of capitalized expenditures related to Operation Refresh, described below.  In addition, we invested $2.7 million in projects related to Operation Refresh which were expensed in accordance with GAAP.

For the eleven months ended December 31, 2007, we invested $159.3 million in capital projects.  Included in this amount are $22.2 million invested in three operating sites we acquired, $13.0 million invested to complete the ground up development of two greenfield sites, $6.9 million invested to acquire two greenfield sites, $33.3 million invested in projects expected to provide incremental revenue and cash flow, and $40.9 million of sustaining capital.  Also included in this amount is $43 million of capitalized expenditures related to Operation Refresh.  In addition, we invested $3 million in projects related to Operation Refresh which were expensed in accordance with GAAP.

In 2007, we implemented a plan we refer to as Operation Refresh to improve the quality of our TA branded sites by correcting certain deferred maintenance issues and upgrading these sites.  Previously, we stated our intent to invest approximately $40 million during 2007 and $70 million during 2008 on these projects.  We invested approximately $46 million during 2007, $43 million of which was capitalized and $3 million of which was expensed under GAAP.

Previously, we stated plans to invest $328 million during 2008 on capital investment projects. We have revised our current outlook for capital project investments in 2008 to approximately $100 million. Approximately $80 million of this amount relates to projects which were begun in 2007 and are expected to be completed.  Approximately $65 million of the total $100 million estimate has been paid or incurred as of the date of this release.

In summary, our capital plan for 2008 now anticipates expenditures of approximately $100 million, the majority of which were begun in 2007 and are now substantially completed and which consist primarily of projects which we believe may be revenue enhancing or are necessary for the proper conduct of our continuing operations.  We believe that a substantial portion of the $100 million of planned capital expenditures for 2008 may be eligible to be reimbursed by HPT, our principal landlord:

•                  Up to $25 million per year for five years, or a total of $125 million, is committed to be reimbursed to us by HPT without increased rent.  We requested and received reimbursement of $25 million from HPT through December 31, 2007.  We expect to request and receive the $25 million maximum reimbursement for 2008 in the second quarter.

•                  In addition, we may request that HPT purchase other capital improvements we make at HPT owned properties for which we will pay increased rent to HPT.  During 2007, we requested and received $1.4 million of such reimbursements from HPT.  Of our planned 2008 capital expenditures, we expect that up to approximately $60 million may be eligible for HPT reimbursement in return for rent increases.  Because this reimbursement will result in rent increases, we have not yet determined whether or when to request this reimbursement.

Market conditions and other factors have caused us to cancel contracts and letters of intent for the acquisition of several operating and greenfield development sites and to cease development activities at the eight greenfield development sites we own.  In connection with our canceling or deferring these projects, we recognized a charge of $2 million during the 2007 fourth quarter and expect to recognize an additional charge of $1 million to $2 million during the first quarter of 2008.

Conference Call:

On Tuesday, April 1, 2008, at 8:00 a.m. Eastern Time, we will host a conference call to discuss our financial results and other activities for the year ended December 31, 2007.  Following our remarks, there will be a question and answer period.

The conference call telephone number is 800-909-7113. Participants calling from outside the United States and Canada should dial 785-830-1914. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, April 8, 2008. To hear the replay, dial 719-457-0820.  The replay pass code is 8184720.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  Participants wanting to access the webcast should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

Our travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services.  Our nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS NEWS RELEASE MAY NOT OCCUR. FOR EXAMPLE:

•                  OUR STATEMENT THAT WE EXPECT THE ADVERSE BUSINESS CONDITIONS WHICH WE EXPERIENCED DURING THE FOURTH QUARTER OF 2007 MAY CONTINUE IN 2008 MAY IMPLY THAT THESE CONDITIONS WILL STABILIZE.  IN FACT, THE ADVERSE BUSINESS CONDITIONS WE EXPERIENCED IN THE FOURTH QUARTER OF 2007 MAY DETERIORATE.

•                  OUR STATEMENT THAT OUR RECENTLY ANNOUNCED STAFFING REDUCTIONS ARE INTENDED TO CREATE APPROPRIATE STAFFING FOR THE CURRENT MARKET CONDITIONS MAY IMPLY THAT NO FURTHER STAFFING REDUCTIONS MAY BE NECESSARY OR THAT OUR FUTURE FINANCIAL RESULTS MAY IMPROVE.  IN FACT, THE REDUCED STAFFING WE HAVE IMPLEMENTED MAY NOT BE APPROPRIATE, AND OUR FINANCIAL RESULTS MAY NOT IMPROVE BUT MAY DECLINE.

•                  OUR STATEMENT THAT WE EXPECT RECENT STAFF REDUCTIONS AND COST CONTROLS MAY IMPROVE OUR FINANCIAL RESULTS BEGINNING IN THE SECOND QUARTER OF 2008 MAY BE TOO OPTIMISTIC.  STAFFING REDUCTIONS DEPEND, IN PART, UPON OUR MANAGEMENT’S ABILITY TO MANAGE HOURLY EMPLOYMENT TO MEET THE REQUIREMENTS OF THEN CURRENT BUSINESS AND MARKET CONDITIONS.  WE MAY BE UNABLE TO ACHIEVE THE STAFFING REDUCTIONS WHILE WE MAINTAIN 24 HOURS PER DAY OPERATIONS AT OUR TRAVEL CENTERS, AND OUR PLANNED COST SAVINGS MAY BE LESS THAN WE NOW ANTICIPATE OR MAY BE MASKED OR OVERTAKEN BY OTHER ADVERSE EVENTS.

•                  THIS PRESS RELEASE CATEGORIZES SOME HISTORICAL AND PLANNED CAPITAL EXPENDITURES AS PRODUCING INCREMENTAL REVENUE AND CASH FLOW.  IN FACT, WE MAY NOT REALIZE ANY INCREMENTAL REVENUE OR CASH FLOW AS A RESULT OF ANY CAPITAL EXPENDITURES.

•                  CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME PROJECTS COST MORE THAN ANTICIPATED.  AFTER A CAPITAL PROJECT IS BEGUN IT SOMETIMES COSTS MORE THAN ANTICIPATED TO COMPLETE.  ACCORDINGLY, OUR PLANNED CAPITAL EXPENDITURES FOR 2008 MAY COST MORE THAN THE AMOUNTS THAT WE NOW EXPECT.

•                  OUR STATEMENT THAT WE BELIEVE OUR TERMINATION OF OUR CONTRACT WITH SIMONS MAY BENEFIT OUR FUTURE FINANCIAL RESULTS MAY IMPLY THAT THERE IS A CLEAR POSITIVE FINANCIAL IMPACT WHICH MAY RESULT FROM THE TERMINATION.  WHILE WE HISTORICALLY REALIZED LOW PUMPING FEES PER GALLON FOR SALES OF FUEL UNDER THE SIMONS CONTRACT, WE MAY BE UNABLE TO MAINTAIN OR REPLACE VOLUMES HISTORICALLY ATTRIBUTABLE TO THE SIMONS CONTRACT AND OUR FUEL VOLUMES, GROSS MARGINS AND NONFUEL SALES MAY DECLINE AS A RESULT OF THE SIMONS CONTRACT TERMINATION.

•                  THIS PRESS RELEASE STATES THAT A SUBSTANTIAL PORTION OF OUR EXPECTED 2008 PLANNED CAPITAL EXPENDITURES MAY BE REIMBURSED BY HPT.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT WE WILL SEEK AND OBTAIN REIMBURSEMENT OF THE FULL AMOUNT STATED.  WE CURRENTLY EXPECT TO DRAW $25 MILLION OF THIS REIMBURSEMENT, WHICH CAN BE DRAWN WITHOUT A RENT INCREASE, DURING THE SECOND QUARTER OF 2008.  HOWEVER, OUR REQUESTING ANY REIMBURSEMENTS IN EXCESS OF $25 MILLION DURING 2008 WILL RESULT IN CONTRACTUAL RENT INCREASES. CONSEQUENTLY, WE HAVE NOT DECIDED HOW MUCH, IF ANY, OF THIS ADDITIONAL REIMBURSEMENT WE MAY REQUEST FROM HPT OR WHEN WE MIGHT DO SO.  OUR DECISION AS TO WHETHER AND WHEN TO REQUEST CAPITAL EXPENDITURE REIMBURSEMENT FROM HPT WILL DEPEND UPON OUR BUSINESS JUDGMENT OF THE BENEFITS VERSUS THE COSTS OF OUR REQUESTING THIS FUNDING.  ALSO, HPT MAY NOT AGREE TO PROVIDE THIS FUNDING BECAUSE IT DISAGREES THAT THESE CAPITAL EXPENDITURES ARE APPROPRIATE FOR REIMBURSEMENT UNDER OUR LEASES OR OTHERWISE.

•                  OUR STATEMENT THAT OUR QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE SEC IN 2007 MUST BE AMENDED TO, AMONG OTHER THINGS, INCREASE ASSETS AND LIABILITIES AND LOWER NET LOSSES COMPARED TO REPORTED AMOUNTS PREVIOUSLY REPORTED MAY IMPLY THAT OUR ACCOUNTING FOR THE IDENTIFIED ADJUSTMENTS IS COMPLETE. HOWEVER, DURING THE PREPARATION AND REVIEW OF OUR QUARTERLY REPORTS ON FORM 10-Q/A FOR ANY PERIOD, THE ADJUSTMENT IDENTIFIED MAY BE REVISED OR ADDITIONAL ADJUSTMENTS MAY BE IDENTIFIED WHICH WILL RESULT IN DIFFERENT AMOUNTS, INCLUDING AMOUNTS THAT DO NOT INCREASE ASSETS OR LIABILITIES OR LOWER NET LOSSES COMPARED TO AMOUNTS PREVIOUSLY REPORTED.

THESE UNANTICIPATED RESULTS OF OUR FORWARD LOOKING STATEMENTS MAY BE CAUSED BY NUMEROUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  A CONTINUING SLOWING OR RECESSION IN THE U.S. ECONOMY MAY CAUSE MORE DECLINES IN OUR BUSINESS THAN WE NOW ANTICIPATE.

•                  THE REDUCED VALUE OF THE U.S. DOLLAR COMPARED TO OTHER CURRENCIES MAY REDUCE THE VOLUME OF IMPORTS WHICH ARE TRANSPORTED BY TRUCKS AND LESSEN DEMAND FOR OUR PRODUCTS AND SERVICES.

•                  THE CONTINUATION OF CURRENTLY HIGH FUEL PRICES OR FURTHER INCREASES IN THE PRICE OF FUEL MAY CAUSE SHIPPERS TO DIRECT FREIGHT TO TRANSPORTS OTHER THAN TRUCKING AND REDUCE DEMAND FOR OUR PRODUCTS AND SERVICES.

•                  THE CONTINUATION OF CURRENTLY HIGH FUEL PRICES OR FURTHER INCREASES IN THE PRICE OF FUEL MAY CAUSE OUR CUSTOMERS TO REQUEST LOWER PRICES AND TO PURCHASE LESS OF OUR NON-FUEL PRODUCTS AND SERVICES; AND THESE EVENTS MAY REDUCE OUR PROFIT MARGINS FROM BOTH FUEL AND NON-FUEL SALES AND CAUSE US TO EXPERIENCE CONTINUING LOSSES.

•                  RETAIL REDUCTIONS BY SOME OF OUR COMPETITORS, WHICH ARE VERTICALLY INTEGRATED BUSINESSES THAT OWN FUEL REFINERIES THAT WE WILL NEED TO MEET TO RETAIN BUSINESS; THOSE COMPETITIVE FACTORS MAY REDUCE OUR PROFIT MARGINS OR CAUSE US TO EXPERIENCE CONTINUING OR INCREASED LOSSES.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1.A. RISK FACTORS,” AND ELSEWHERE IN THAT REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Company	Predecessor
	Three months	Three months
	ended	ended
	December 31, 2007	December 31, 2006
Revenues:
Fuel	$1,512,281	$894,877
Non fuel	290,755	207,706
Rent and royalties	3,177	2,463
Total revenues	1,806,213	1,105,046

Cost of goods sold (excluding depreciation):
Fuel	1,468,098	862,415
Non fuel	124,985	86,802
Total cost of goods sold (excluding depreciation)	1,593,083	949,217

Operating expenses:
Site level operating	164,599	99,064
Selling, general & administrative	28,690	12,814
Real estate rent	57,821	2,753
Depreciation and amortization	14,559	19,811
Impairment of goodwill	15,390	—
Merger related	—	173
Total operating expenses	281,059	134,615

Income (loss) from operations	(67,929)	21,214

Equity in income of joint venture	150	—
Interest income	6,967	849
Interest expense	(6,045)	(13,316)
Income (loss) before income taxes	(66,857)	8,747
Provision (benefit) for income taxes	2,036	2,818
Net income (loss)	$(68,893)	$5,929

Weighted average shares outstanding:
Basic	14,170	6,937
Diluted	14,170	7,630

Earnings (loss) per common share:
Basic	$(4.86)	$0.85
Diluted	$(4.86)	$0.78

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Company	Predecessor
	Eleven months	One month	Twelve months
	Ended	Ended	Ended
	December 31,	January 31,	December 31,
	2007	2007	2006
Revenues:
Fuel	$4,778,293	$285,053	$3,905,128
Non fuel	1,023,126	66,795	868,380
Rent and royalties	12,056	834	10,006
Total revenues	5,813,475	352,682	4,783,514

Cost of goods sold (excluding depreciation):
Fuel	4,621,605	270,694	3,761,571
Non fuel	434,596	27,478	361,873
Total cost of goods sold (excluding depreciation)	5,056,201	298,172	4,123,444

Operating expenses:
Site level operating	525,772	36,093	415,868
Selling, general & administrative	98,829	8,892	61,347
Real estate rent	189,988	931	11,011
Depreciation and amortization	33,892	5,786	71,356
Impairment of goodwill	15,390	—	—
Merger related	—	44,972	4,946
Total operating expenses	863,871	96,674	564,528

Income (loss) from operations	(106,597)	(42,164)	95,542

Other income	—	—	1,250
Debt extinguishment expenses	—	(16,140)	—
Equity in income of joint venture	887	—	—
Interest income	19,128	1,131	2,155
Interest expense	(15,420)	(5,345)	(49,637)
Income (loss) before income taxes	(102,002)	(62,518)	49,310
Provision (benefit) for income taxes	(694)	(40,470)	18,277
Net income (loss)	$(101,308)	$(22,048)	$31,033

Weighted average shares outstanding:
Basic	11,675	6,937	6,937
Diluted	11,675	6,937	7,579

Earnings (loss) per common share:
Basic	$(8.68)	$(3.18)	$4.47
Diluted	$(8.68)	$(3.18)	$4.09

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

December 31,
2007
(unaudited)
Assets
Current assets:
Cash and cash equivalents	$148,876
Restricted cash	4,801
Restricted investments(1)	271,415
Accounts receivable, net	110,555
Inventories	148,005
Leasehold improvement receivable(2)	25,000
Other current assets	37,362
Total current assets	746,014

Property and equipment, net	397,266
Intangible assets, net	39,962
Leasehold improvement receivable(2)	63,320
Other noncurrent assets	16,759
Total assets	$1,263,321

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt(1)	$262,866
Accounts payable	154,906
Other current liabilities	150,011
Total current liabilities	567,783

Commitments and contingencies
Capital lease obligations	105,859
Deferred rental allowance(2)	94,760
Other noncurrent liabilities	55,479
Total liabilities	823,881

Shareholders’ equity	439,440
Total liabilities and shareholders’ equity	$1,263,321

(1)  Represents investments used to defease debt and the debt assumed in the Petro acquisition. These investments were used to repay this debt and accrued interest in full during February 2008.

(2)  HPT committed as part of our lease of TA branded properties to fund up to $125 million of capital projects at its properties that are leased to us. This $125 million was recognized and accounted for in the 2007 fourth quarter as a tenant allowance under GAAP. This accounting resulted in the following:

•     The recognition on our December 31, 2007, balance sheet of an asset, leasehold improvements receivable, which represents our right to receive these amounts in the future, at their discounted value, based upon our expected timing of receipt of future payments from HPT;

•     The recognition on our December 31, 2007, balance sheet of a liability, deferred rental allowance, which represents the amount of our unearned tenant allowance from HPT;

•     The leasehold improvements receivable is accreted over the time this receivable is expected to be received, and such accretion is recognized as interest income. Interest income related to this accretion for 2007 was $5.6 million;

•     The deferred rental allowance is amortized over the period of the lease on a straight line basis as a reduction of rent expense. This reduction for 2007 was $6.2 million; and

•     The assets we purchase for which we are reimbursed by HPT will remain on our balance sheet after reimbursement and are amortized over the life of the asset or the remaining term of the lease, whichever is shorter, as additional depreciation and amortization expense; this is so despite the fact that HPT has legal title to these improvements to the leased properties.

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007(1)	2006(2)	2007(2)	2006(2)
EBITDAR: (3)
Net income (loss)	$(68,893)	$5,929	$(123,356)	$31,033
Add (deduct): income taxes	2,036	2,818	(41,164)	18,277
Add: depreciation and amortization	14,559	19,811	39,678	71,356
Add: Impairment of goodwill	15,390	—	15,390	—
Deduct: equity in income of joint venture	(150)	—	(887)	—
Add: proportionate share of EBITDAR of joint venture	425	—	1,336	—
Deduct: interest income	(6,967)	(849)	(20,259)	(2,155)
Add: real estate lease rent and interest(4)	63,866	16,069	211,684	60,648
EBITDAR (3)	20,266	43,778	82,422	179,159

Add: employee retention and separation payments (5)	798	—	17,209	—
Add: nonrecurring merger related expenses (6)	—	173	44,972	4,946
Add: Petro integration expenses	1,802	—	2,634	—
Add: Operation Refresh related expenses	2,698	—	3,002	—
Add: expenses associated with settled arbitration and litigation	1,588	—	2,020	—
Add: debt extinguishment expense	—	—	16,140	—
Add: noncash share based compensation expense (7)	795	17	5,323	11,930
Deduct: income from claim settlements (8)	—	(1,262)	—	(6,913)
Adjusted EBITDAR (3)	$27,947	$42,706	$173,722	$189,122

(1)   Includes results related to Petro from May 30, 2007, the date of our acquisition of Petro, through December 31, 2007.

(2)   Includes the results of our predecessor for the one month ended January 31, 2007 and the period ended December 31, 2006.

(3)   We calculate EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and we define Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which we consider to be nonrecurring.  We consider EBITDAR and Adjusted EBITDAR to be measures which are useful indications of our operating performance and our ability to pay rent or service debt, fund capital expenditures and expand our business.  We believe that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help shareholders to understand our financial performance, including comparing our performance between periods and to other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by generally accepted accounting principles, or GAAP.

(4)   Rent expense and interest expense recognized under generally accepted accounting principles, or GAAP, differs from our obligation to pay cash for rent under our leases. The expense we recognized under GAAP was different than the amounts we paid in cash in each of the 2007 periods shown.  Cash paid for rent was $57.6 million and $190.2 million for the three months and year ended December 31, 2007, respectively.  A reconciliation of cash rent to GAAP rent follows:

	Three months ended	Twelve months ended
	December 31, 2007	December 31, 2007
	(in millions)

Rental payments to HPT	$53.5	$175.3
Other rental payments	4.1	14.9
Total cash rent	57.6	190.2
Adjustments for noncash straight line rent accrual and amortization of deferred rental allowance	2.6	9.6
Interest expense unrelated to leases	3.6	11.9
Total amount expensed	$63.8	$211.7

Classification of rent and interest payments under GAAP:
Classified as real estate rent	$57.8	$190.9
Classified as interest expense	6.0	20.8
Total amount expensed	$63.8	$211.7

(5)   Employee retention and separation expenses represent expenses for retention bonuses paid and accrued amounts that will be paid to certain employees that remain in our employ for specified periods of time after our merger with our predecessor and after our Petro acquisition, plus salary and separation payments to former executive officers of our predecessor and severance payments made to employees terminated as a result of our staff reorganization.

(6)   This amount represents costs incurred by our predecessor in marketing itself for sale.

(7)   The noncash share based compensation expense relates primarily to the vesting of options of our predecessor’s shares which were redeemed upon its change of control on January 31, 2007.  Included in the 2007 amount for the three months and the year ended December 31, 2007 are $795 and $1,055, respectively, related to common shares issued under our equity incentive plan.

(8)   During the second quarter of 2006 our predecessor recognized this income of $5,651 as a result of settling claims made in connection with certain transactions our predecessor completed in November 2000.  During the fourth quarter of 2006 our predecessor recognized $1,262 related to settlement of a claim with the IRS regarding funds seized in 2005.

INTRODUCTION TO SUPPLEMENTAL SITE OPERATING DATA

The following tables present operating data for our company operated travel centers. The following tables do not include revenues or expenses directly generated or incurred at our travel centers, such as income related to our franchising activities and corporate selling, general and administrative expenses. The table below presents the actual site level results only for the periods during which the sites were owned by us or our predecessor, meaning that the Petro sites are included only from May 30, 2007 and are excluded from the 2006 amounts. However, the tables on the following pages labeled as “same site operating data” present the results of all of the sites we operated as of December 31, 2007, so long as the site was operated by us, our predecessor or the prior owner of the Petro sites for the entire period.

TRAVELCENTERS OF AMERICA LLC

SITE OPERATING DATA (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three months ended December 31,				Twelve months ended December 31,
	Company	Predecessor			Combined (2)	Predecessor
	2007	2006	Change		2007	2006	Change

Number of company operated travel centers at end of period	189	140	49		189	140	49

Diesel sales volume (gallons)	475,082	373,710	+27.1%		1,804,980	1,495,924	+20.7%
Gasoline sales volume (gallons)	60,857	49,499	+22.9%		228,498	204,119	+11.9%
Total fuel sales volume (gallons)	535,939	423,209	+26.6%		2,033,478	1,700,043	+19.6%

Total fuel revenues	$1,456,727	$824,207	+76.7%		$4,774,535	$3,600,677	+32.6%

Total fuel gross margin	$43,748	$31,969	+36.8%		$169,340	$141,481	+19.7%

Total fuel gross margin (cents per gallon)	$0.082	$0.076	+8.1%		$0.083	$0.083	+0.0%

Total nonfuel revenues	$289,872	$207,515	+39.7%		$1,089,423	$867,684	+25.6%
Total nonfuel gross margin	$165,048	$120,713	+36.7%		$627,348	$505,812	+24.0%

Nonfuel gross margin percentage	56.9%	58.2%	-130	b.p.	57.6%	58.3%	-70	b.p.

Total gross margin	$208,796	$152,682	+36.8%		$796,688	$647,293	+23.1%
Site level operating expenses (3)	$160,400	$100,612	+59.4%		$556,867	$421,725	+32.0%

Net	$48,396	$52,070	-7.1%		$239,821	$225,568	+6.3%

(1)   Includes operating data of company operated travel centers only and excludes data of travel centers operated by franchisees. Results of the Petro sites are included from the date of the Petro acquisition, May 30, 2007.

(2)   The operating results presented for the twelve months ended December 31, 2007, represent the sum of our results for the 11 months ended December 31, 2007, including seven months for the Petro sites, and the results of our predecessor for the one month ended January 31, 2007.

(3)   Excludes real estate rent expense, deferred maintenance costs which were expensed under GAAP, and Petro integration expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – ALL SITES (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three months ended December 31,				Twelve months ended December 31,
	Company	Combined(2)			Combined (2)	Combined (2)
	2007	2006	Change		2007	2006	Change

Number of company operated travel centers (3)	182	182			181	181

Diesel sales volume (gallons)	468,065	529,116	-11.5%		2,046,772	2,145,687	-4.6%
Gasoline sales volume (gallons)	58,172	60,002	-3.0%		239,901	248,887	-3.6%
Total fuel sales volume (gallons)	526,237	589,118	-10.7%		2,286,673	2,394,574	-4.5%

Total fuel revenues	$1,431,448	$1,156,867	+23.7%		$5,295,987	$5,091,026	+4.0%

Total fuel gross margin	$43,115	$45,888	-6.0%		$190,425	$208,773	-8.8%

Total fuel gross margin (cents per gallon)	$0.082	$0.078	+5.2%		$0.083	$0.087	-4.5%

Total nonfuel revenues	$282,732	$285,782	-1.1%		$1,196,244	$1,187,901	+0.7%
Total nonfuel gross margin	$161,159	$163,814	-1.6%		$685,075	$682,392	+0.4%

Nonfuel gross margin percentage	57.0%	57.3%	-30	b.p.	57.3%	57.4%	-10	b.p.

Total gross margin	$204,274	$209,702	-2.6%		$875,500	$891,165	-1.8%
Site level operating expenses (4)	$155,862	$140,755	+10.7%		$609,802	$581,618	+4.8%

Net	$48,412	$68,947	-29.8%		$265,698	$309,547	-14.2%

(1)        Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)        The operating results presented for the twelve months ended December 31, 2007, represent the sum of our results for the 11 months ended December 31, 2007, the results of our predecessor for the one month ended January 31, 2007 and the results of the Petro sites for the period ended May 30, 2007, when they were operated by their previous owner. The operating results for the 2006 periods represent the sum of the results of our predecessor and the prior owner of the Petro sites.

(3)        Includes travel centers that were continuously operated by us, our predecessor or by the previous owner of the Petro sites since October 1, 2006 for the three month comparison, and since January 1, 2006 for the 12 month comparison.

(4)        Excludes real estate rent expense, deferred maintenance costs which were expensed under GAAP, Petro integration expense, and income from claims settlements recognized by our predecessor in 2006.

The same site operating data provided above for our TravelCenters sites and Petro sites is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007 or May 30, 2007, the dates we acquired the TravelCenters sites and the Petro sites, respectively.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – TRAVELCENTERS SITES (1)

(in thousands, except for numbers of travel centers or where otherwise indicated)

	Three months ended December 31,				Twelve months ended December 31,
	Company	Predecessor			Combined (2)	Predecessor
	2007	2006	Change		2007	2006	Change

Number of company operated travel centers (3)	138	138			138	138

Diesel sales volume (gallons)	333,165	371,637	-10.4%		1,433,699	1,485,558	-3.5%
Gasoline sales volume (gallons)	46,985	49,389	-4.9%		195,421	203,305	-3.9%
Total fuel sales volume (gallons)	380,150	421,026	-9.7%		1,629,120	1,688,863	-3.5%

Total fuel revenues	$1,040,427	$820,000	+26.9%		$3,777,607	$3,577,580	+5.6%

Total fuel gross margin	$30,104	$31,819	-5.4%		$133,146	$140,645	-5.3%

Total fuel gross margin (cents per gallon)	$0.079	$0.076	+4.8%		$0.082	$0.083	-1.9%

Total nonfuel revenues	$202,347	$204,837	-1.2%		$865,798	$857,392	+1.0%
Total nonfuel gross margin	$118,102	$119,223	-0.9%		$506,915	$500,047	+1.4%

Nonfuel gross margin percentage	58.4%	58.2%	+20	b.p.	58.5%	58.3%	+20	b.p.

Total gross margin	$148,206	$151,042	-1.9%		$640,061	$640,692	-0.1%
Site level operating expenses (4)	$114,166	$99,086	+15.2%		$441,503	$416,017	+6.1%

Net	$34,040	$51,956	-34.5%		$198,558	$224,675	-11.6%

(1)        Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)        The operating results presented for the twelve months ended December 31, 2007, represent the sum of the results of the Company for the eleven months ended December 31, 2007, and the results of our predecessor for the one month ended January 31, 2007.

(3)        Includes travel centers that were continuously operated by us or our predecessor since October 1, 2006 for the three month comparison and since January 1, 2006 for the 12 month comparisons.

(4)        Excludes real estate rent expense, deferred maintenance costs which were expensed under GAAP, Petro integration expense and income from claims settlements recognized by our predecessor in 2006.

The same site operating data provided above for our TravelCenters sites is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007, the date we acquired them.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – PETRO SITES (1)

(in thousands, except for numbers of travel centers or where otherwise indicated)

	Three months ended December 31,				Twelve months ended December 31,
	Company	Prior Owner of Petro Sites(2)			Combined (2)	Prior Owner of Petro Sites(2)
	2007	2006	Change		2007	2006	Change

Number of company operated travel centers (3)	44	44			43	43

Diesel sales volume (gallons)	134,900	157,479	-14.3%		613,073	660,129	-7.1%
Gasoline sales volume (gallons)	11,187	10,613	+5.4%		44,480	45,582	-2.4%
Total fuel sales volume (gallons)	146,087	168,092	-13.1%		657,553	705,711	-6.8%

Total fuel revenues	$391,021	$336,867	+16.1%		$1,518,380	$1,513,446	+0.3%

Total fuel gross margin	$13,011	$14,069	-7.5%		$57,279	$68,128	-15.9%

Total fuel gross margin (cents per gallon)	$0.089	$0.084	+6.4%		$0.087	$0.097	-9.8%

Total nonfuel revenues	$80,385	$80,945	-0.7%		$330,446	$330,509	-0.0%
Total nonfuel gross margin	$43,057	$44,591	-3.4%		$178,160	$182,345	-2.3%

Nonfuel gross margin percentage	53.6%	55.1%	-150	b.p.	53.9%	55.2%	-130	b.p.

Total gross margin	$56,068	$58,660	-4.4%		$235,439	$250,473	-6.0%
Site level operating expenses (4) (5)	$41,696	$41,669	+0.1%		$168,299	$165,601	+1.6%

Net	$14,372	$16,991	-15.4%		$67,140	$84,872	-20.9%

(1)        Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)        The Petro sites were not owned or operated by us prior to May 30, 2007.

(3)        The operating results presented for the twelve months ended December 31, 2007, represent the sum of our results of the Petro sites for the period from May 30, 2007, through December 31, 2007, when they were owned by us and for the period from January 1, 2007 through May 29, 2007 when they were owned by the previous owner.

(4)        Includes travel centers that were continuously operated by us or the prior owner of the Petro sites since October 1, 2006 for the three month comparison and since January 1, 2006 for the 12 month comparisons.

(5)        Excludes real estate rent expense and Petro integration expense.

The same site operating data provided above for our Petro sites is based on the operating results of these sites for the entire respective periods, including periods prior to May 30, 2007, the date we acquired them.

(End)